UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On August 26, 2004, the executive management of Quantum Corporation (the “Company”) approved and communicated to its employees a plan to terminate certain employees to reduce operating expenses and improve the Company’s cost structure.  These actions are part of the Company’s strategic priority of creating a solid, efficient operational platform to create both a more effective business and a more streamlined cost structure.  They are expected to be completed by the end of fiscal year 2005.  The costs associated with these actions consist of one-time termination benefits.  The Company’s preliminary estimate of these costs is approximately $4 million to $5 million and substantially all of these charges will result in future cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    September 1, 2004